As filed with the Securities and Exchange Commission on September 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ILLUMINA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0804655
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5200 Illumina Way

San Diego, CA 92122

(858) 202-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles E. Dadswell

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

(858) 202-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Andrew J. Pitts

C. Daniel Haaren

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, New York 10001

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Illumina, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

We may use this prospectus from time to time to offer debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock, preferred stock or other securities, stock purchase contracts, stock purchase units and subscription rights. We refer to our debt securities, common stock, preferred stock, warrants, stock purchase contracts, stock purchase units and subscription rights collectively as the “securities.” Any or all of the securities may be offered and sold separately or together. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ILMN.”

Investing in securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” on page 2 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of any security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Documents Incorporated by Reference into this Prospectus” on page 5 of this prospectus and under the heading “Where You Can Find More Information” in this prospectus. We have not authorized anyone to provide you with different or additional information from that contained in this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any prospectus supplement or in our affairs since the date of this prospectus or any prospectus supplement.

As used in this prospectus the terms the “Company,” “Illumina,” “we,” “us,” and “our” may, depending upon the context, refer to Illumina, Inc., our consolidated subsidiaries, or to all of them taken as a whole.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated by reference in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment. For more information, see “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information” in this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “continue,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “potential,” “predict,” “should,” “could,” “will,” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

•	our expectations and beliefs regarding prospects and growth for our business and the markets in which we operate;

•	the timing and mix of customer orders among our products and services;

•	challenges inherent in developing, manufacturing, and launching new products and services, including expanding manufacturing operations and reliance on third-party suppliers for critical components;

•	the impact of recently launched or pre-announced products and services on existing products and services;

•	risks and uncertainties regarding legal and regulatory proceedings;

•

risks associated with contracts or other agreements containing provisions that might be implicated by the divestiture of GRAIL, Inc. (f/k/a GRAIL, LLC) (GRAIL) or other aspects of the EC Divestment Decision, including our ability to fully realize the anticipated economic benefits of our commercial arrangements with GRAIL and our obligations with respect to contingent value rights (the CVRs) issued by us in connection with the GRAIL acquisition, which may adversely affect us and our business and/or the market value of the CVRs;

•	the risk of additional litigation arising against us in connection with the GRAIL acquisition;

•	the assumptions underlying our critical accounting policies and estimates;

•	our assessments and estimates that determine our effective tax rate;

•

our assessments and beliefs regarding the outcome of pending legal proceedings and any liability that we may incur as a result of those proceedings, as well as the cost and potential diversion of management resources associated with these proceedings;

•	uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, public health crisis, or armed conflict; and

•	other business, financial, operational and legal risks and uncertainties detailed from time to time in our SEC filings.

The risks included here are not exhaustive. Refer to “Risk Factors” for further discussion regarding our exposure to risks. You should be aware that any forward-looking statement made by us in this prospectus, any prospectus supplement or the documents incorporated herein or therein by reference or elsewhere, speaks only as of the date on which we make it. Additionally, new risks emerge from time to time and it is not possible for us to predict all such risks, or to assess the impact such risks might have on our business or the extent to which any risk or combination of risks may cause actual results to differ materially from those contained in any forward-

looking statement made in this prospectus, any prospectus supplement or the documents incorporated herein or therein by reference or elsewhere. You should not place undue reliance on any forward-looking statement. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or the documents incorporated by reference, as the case may be, or to reflect the occurrence of unanticipated events.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and special reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•	Illumina’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 16, 2024;

•	the information specifically incorporated by reference into Illumina’s Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2024;

•	Illumina’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 3, 2024 and June 30, 2024, filed with the SEC on August 7, 2024;

•

Illumina’s Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January  4, 2024, January  9, 2024, April  9, 2024 (Item 5.02 information only), May  3, 2024, May  20, 2024, June  3, 2024, June  6, 2024, June  17, 2024, June  24, 2024 and June  27, 2024 (two filings);

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the description of Illumina’s common stock, $0.01 par value, contained in Exhibit 4.5 to Illumina’s Annual Report on Form 10-K for the year ended January 3, 2021, filed with the SEC on February 17, 2021, and all amendments or reports filed for the purpose of updating the description included therein; and

•

all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the filing of the registration statement of which this prospectus is a part until the offering is terminated (other than Current Reports on Form 8-K or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K and portions of other documents, which under applicable securities laws are deemed furnished and not filed with the SEC).

Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov. We make available free of charge most of our SEC filings through our website (https://www.illumina.com) as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus. You also may obtain a copy of these filings, excluding exhibits (unless such exhibits are specifically incorporated by reference in such filings), free of charge, by oral or written request directed to: Illumina Investor Relations, 5200 Illumina Way, San Diego, CA 92122, telephone (858) 291-6421.

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

THE COMPANY

We are a global leader in sequencing- and array-based solutions for genetic and genomic analysis. Our products and services serve customers in a wide range of markets, enabling the adoption of genomic solutions in research and clinical settings. Our customers include leading genomic research centers, academic institutions, government laboratories, and hospitals, as well as pharmaceutical, biotechnology, commercial molecular diagnostic laboratories, and consumer genomics companies.

Our portfolio of integrated sequencing and microarray systems, consumables, and analysis tools is designed to accelerate and simplify genetic analysis. This portfolio addresses the range of genomic complexity, price points, and throughput, enabling customers to select the best solution for their research or clinical application.

We were incorporated in California in April 1998 and reincorporated in Delaware in July 2000. Our principal executive offices are located at 5200 Illumina Way, San Diego, California, 92122. Our telephone number is (858) 202-4500. Our website is www.illumina.com. The information on, or accessible through, our website is not part of this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, capital stock, warrants, stock purchase contracts, stock purchase units and subscription rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between Illumina, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “trustee”), in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture and applicable board resolution and officer’s certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture does not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series without notice to or the consent of the holders (or beneficial owners) of the debt securities. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than minimum denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

Events of Default

The events of default applicable to any series of debt securities sold pursuant to the registration statement will be described in the applicable prospectus supplement.

Modification and Waiver

We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:

•	cure ambiguities, omissions, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	secure the debt securities of any series;

•	establish the form or forms of debt securities of any series;

•	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•

conform any provision in the indenture to this “Description of Debt Securities,” as supplemented by the description of such debt securities in any applicable prospectus supplement or other offering document; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption or mandatory repurchase provisions of the debt securities;

•

impair the right of any holder of the debt securities to receive payment of principal (including premium, if any, and amounts due upon redemption or mandatory repurchase) or interest on the debt securities on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	change a place of payment to a location outside of the contiguous United States unless set forth in the prospectus supplement or other offering document relating to such debt securities.

The trustee will not be obligated to enter into any amendment or supplement that impacts its rights, duties or immunities.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

•	The restrictions in the third and fourth bullets shall not be applicable to:

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the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

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the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Existence

Except as permitted under “—Consolidation, Merger or Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Negative Covenants

In addition to the covenants set forth above, any additional covenants applicable to any series of debt securities will be set forth in the applicable prospectus supplement.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•

all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation (other than any debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture); or

•

all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, (a “discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be irrevocably deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be irrevocably deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money;

•	U.S. Government obligations; or

•	a combination of money and U.S. Government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at the due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the beneficial owners of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), or any other material agreement or instrument to which we are a party or by which we are bound;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Unclaimed Funds

Subject to applicable escheatment laws, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships with the trustee and its affiliates. The trustee also is a lender to us under our revolving credit facility with Bank of America, N.A., as administrative agent.

DESCRIPTION OF CAPITAL STOCK

General

Under our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), our authorized capital stock consists of 320 million shares of common stock, par value of $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per share. As of August 2, 2024, there were 159.3 million shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

This section describes the general terms that apply to any common stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of our common stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate and bylaws, in each case as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the laws of Delaware, our state of incorporation.

Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “ILMN.” The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may issue in the future.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Except as may be otherwise provided by applicable law, our Certificate or our bylaws, all matters shall be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present. Each director shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, provided, that in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors and recommended for adoption by the board of directors.

Dividends. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

Other Rights. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

This section describes the general terms that apply to any series of preferred stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of any series of preferred stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate and bylaws, in each case as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, the certificate of designations governing the series of preferred stock, and the applicable provisions of the laws of Delaware, our state of incorporation.

Subject to limitations prescribed by Delaware law and our Certificate, our board of directors is authorized to issue, without action by the holders of our common stock, preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees.

The prospectus supplement relating to any series of preferred stock we may offer will describe the specific terms of the series of preferred stock it covers. These terms may include the following with respect to any series of preferred stock:

•	the title and stated value of the shares of preferred stock;

•	the number of shares of the series offered and the offering price of such shares;

•	the voting power, if any, of holders of shares and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

•	the rate of dividends, if any, the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

•	whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares shall be redeemable;

•	the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

•	the rights, if any, of such series, in the event of our dissolution, liquidation or winding up of our affairs;

•	if applicable, the dividend rate(s), period(s) or payment date(s) or the method(s) of calculating them;

•	if applicable, the date from which dividends on shares shall cumulate;

•	the procedures for any auction and remarketing, if any, for shares;

•	any listing of the shares on any securities exchange;

•

the terms and conditions, if applicable, upon which shares will be convertible into shares of common stock or other securities, including the conversion price or manner of calculating the conversion price;

•	whether interests in shares will be represented by global securities;

•	the relative ranking and preferences of shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

In addition to describing the specific terms of the applicable series of preferred stock, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to such series of preferred stock.

Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and will not be assessed any additional amount for your shares.

Our board of directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorized such series.

To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such vote either in person or by proxy.

Antitakeover Effects of Certain Provisions

Certain provisions of our Certificate and bylaws could delay the removal of incumbent directors and could make it more difficult to successfully complete a merger, tender offer, or proxy contest involving us. Our Certificate has provisions that give our board of directors the ability to issue preferred stock and determine the rights and designations of the preferred stock at any time without stockholder approval. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Number of Directors, Removal; Filling Vacancies. Our bylaws provide that the business and affairs of our company will be managed by or under the direction of a board of directors, the exact number thereof to be determined from time to time by resolution of the board of directors. Our bylaws also provide that no director may be removed with or without cause before the expiration of his or her term of office except by vote of the stockholders then entitled to vote at an election of directors. In addition, our bylaws provide that any vacancy on our board of directors that results from an increase in the number of directors or any vacancy created by death, removal or resignation may be filled either by the majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Special Meeting. Our bylaws provide that, except as otherwise required by law, a special meeting of the stockholders may be called only by (1) the board of directors or (2) our Secretary at the written request in proper form, made in accordance with our bylaws, by one or more record holders (or their duly authorized agent(s)) having an aggregate “net long position” (as defined and determined as provided in our Certificate) of at least 25% of the outstanding common stock of the company as of the date such request is delivered to the company, and having held such net long position continuously for at least one year prior to the date such request is delivered to the company. The business permitted to be conducted at any special meeting of the stockholders is limited to the purposes specified in the notice of the meeting (or supplement or amendment thereto) given by or at the direction of the board of directors.

Advance Notice Provisions for Stockholder Nominations, Proxy Access and Stockholder Proposals. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election of directors, or to bring other business before an annual meeting of stockholders.

The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors at any meeting of stockholders, or by a stockholder who is entitled to vote for the election of directors and has given timely written notice to our Secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The stockholder notice procedure provides that at an annual meeting only such business may be conducted as (1) is specified in the notice of meeting given by, or at the direction of, our board of directors, (2) has otherwise properly been brought before the meeting by, or at the direction of, our board of directors or (3) in the case of an annual meeting of stockholders, is properly brought before the meeting by a stockholder who is entitled to vote and who has complied with the necessary procedures.

Under the stockholder notice procedure, for stockholder notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders.

Under the stockholder notice procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain certain information, including, but not limited to, information regarding the identity of the nominating stockholder, the nominee and certain other persons associated with such parties; the class and number of shares of our stock that are owned by or on behalf of each of the nominating stockholder and the nominee, and persons associated with such parties; a description of the nominee’s qualifications to be a director, and a statement as to whether such nominee would be an independent director, and the basis therefor, under the rules and listing standards of the securities exchanges upon which our stock is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the board of directors (such as our corporate governance guidelines) in determining and disclosing independence of our directors; a description of all direct and indirect compensation and other material agreements, understandings and relationships, between or among the nominating stockholder, on the one hand, and the nominee, on the other hand, and certain other persons associated with such parties; a description of all transactions involving shares of our stock by or on behalf of the nominating stockholder or any associated person; and a description of any agreement or understanding that has been entered into or is in effect to mitigate loss to, reduce the economic risk of any class or series of our shares to, manage risk or benefit of stock price changes for, or change the voting power of the nominating stockholder, the nominee, or any associated persons with respect to our securities or which provides the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of our stock. Under the stockholder notice procedure, a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain certain information about the proposed business and about the proposing stockholder, including a brief description of the business the stockholder proposes to bring before the meeting, the text of the proposed business, the reasons for conducting such business at such meeting, and any interest of such stockholder in the business so proposed. If the chairperson of the meeting determines that a nomination or any business proposed to be brought before the meeting was not made or proposed, as the case may be, in accordance with the stockholder notice procedure, or the stockholder (or a qualified representative thereof) does not appear at the annual meeting in person or by proxy to present the nomination or proposal, then such defective proposal or nomination will be disregarded.

Our bylaws also include proxy access to allow eligible stockholders to include their own nominee or nominees for director in our proxy materials for an annual meeting of stockholders, along with the candidates nominated by the board of directors. Any stockholder or a group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the shares of our outstanding common stock for at least the previous three years would be permitted to include up to two directors or 20% of the number of director nominees in our proxy materials for our annual meeting of stockholders. Under the proxy access procedure, for the stockholders’ notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices not earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of stockholders.

Under the proxy access procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain the information required pursuant to the stockholder notice procedure outlined above, as well as a copy of the Schedule 14N that was filed with the SEC pursuant to Rule 14a-18 of the Exchange Act and all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The nominating stockholders also would be required to make certain representations to and agreements with us, including (1) lack of intent to change or influence control of Illumina, (2) intent to maintain qualifying ownership through the annual meeting date, (3) the accuracy and completeness of all facts, statements and other information provided to us, and (4) the assumption of liabilities related to and indemnifying us against losses arising out of the nomination.

We would not be required to include a stockholder nominee in our proxy materials if, among other disqualifying activities and attributes, (a) the nominee is or becomes a party to any agreement or understanding with any person or entity other than Illumina with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service as a director, (b) the nominee is not independent, as determined by our board of directors, (c) the nominee’s election to the board of directors would cause us to violate our bylaws, Certificate or corporate governance guidelines, the rules and listing standards of the Nasdaq Stock Market, or any applicable state or federal law, rule or regulation, or (d) the nominee is or has been, within the past three years, an officer or director of a competitor. If the board of directors determines that a nomination was not made in accordance with the proxy access procedure or the stockholder (or a qualified representative thereof) does not appear at the annual meeting in person or by proxy to present the nomination, then such defective nomination will be disregarded.

Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proper stockholder proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed.

Record Date Procedure for Stockholder Action by Written Consent. Our bylaws establish a procedure for the fixing of a record date in respect of corporate action, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which date shall not be more than 60 nor less than 10 days before the date of a meeting of stockholders meeting, nor more than 60 days prior to any other action.

Amendment of Certain Provisions of the Certificate of Incorporation and Bylaws. Under the Delaware General Corporation Law (the “DGCL”), the stockholders of a corporation have the right to adopt, amend or repeal the bylaws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, if the certificate of incorporation so provides, the bylaws may be adopted, amended or repealed by the board of directors. Our Certificate provides that the bylaws may be amended or repealed by our board of directors.

Antitakeover Legislation. Section 203 of the DGCL provides that, subject to certain exceptions, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless: (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or (3) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Section 203 of the DGCL generally defines a “business combination” to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) mergers and sales or other dispositions of 10% or more of the assets of the corporation with or to an interested stockholder, (iii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iv) certain transactions that would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (v) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted bylaws may exclude a corporation from the restrictions imposed thereunder. Neither our Certificate nor our bylaws exclude our company from the restrictions imposed under Section 203 of the DGCL. We anticipate that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

DESCRIPTION OF WARRANTS

This section describes the general terms that apply to any warrants we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of warrants in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the applicable warrant agreement that we will enter into at the time of issue.

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

In addition to describing the specific terms of the warrants, the applicable prospectus supplement will contain a summary of material United States federal income tax consequences applicable to the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

This section describes the general terms that apply to any stock purchase contracts or stock purchase units we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of stock purchase contracts or stock purchase units in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the stock purchase contract agreement or stock purchase unit agreement, as applicable, that we will enter into at the time of issue and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number or amount of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, common securities, preferred securities, warrants or debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any stock purchase contracts or stock purchase units we may offer will describe the specific terms of the stock purchase contracts or stock purchase units it covers, including, if applicable, collateral or depositary arrangements. In addition to describing the specific terms of the stock purchase contracts or stock purchase units, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the stock purchase contracts or stock purchase units, as applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms that apply to any subscription rights we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of subscription rights in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the subscription rights agreement that we will enter into at the time of issue.

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will describe the specific terms of the subscription rights it covers.

These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	he extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered by this prospectus from time to time in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors;

•	by pledge to secure debts and other obligations;

•	through the writing of options or other hedging or derivative transactions;

•	through a combination of any of these methods of sale; or

•	through any other method permitted pursuant to applicable law.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. Any common stock sold will be listed on the Nasdaq Global Select Market, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange, and we cannot assure you that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Cravath, Swaine & Moore, LLP. Any underwriters will be advised about legal matters by their own counsel, who will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of Illumina, Inc. appearing in Illumina, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Illumina, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we urge you to review the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents we file with the SEC, including the registration statement and the documents incorporated by reference into this prospectus, are available on that website at http://www.sec.gov. Certain information is also available on our website at http://www.illumina.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses we will bear in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Transfer agent and registrar fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)

Deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

(2)

These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and to our Certificate and bylaws.

The Certificate provides that we shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person who is made or threatened to be made a party to an action or proceeding because such person or his or her testator or intestate is or was a director or officer of Illumina or any predecessor of the corporation or is or was serving as a director, officer or employee of another enterprise at the request of Illumina or any predecessor of the corporation.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), however, indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Illumina or another corporation, partnership, joint venture, trust or other enterprise. Under an insurance policy maintained by us, our directors and officers and the directors and officers of each of the co-registrants are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Illumina, Inc. (incorporated by reference to Exhibit 3.1 to Illumina’s Quarterly Report on Form 10-Q for the period ended July 3, 2022).

4.2	Amended and Restated Bylaws of Illumina, Inc. (incorporated by reference to Exhibit 3.1 to Illumina’s Quarterly Report on Form 10-Q for the period ended June 30, 2024).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Illumina’s Registration Statement on Form S-1 (File No. 333-33922), filed with the SEC on April 3, 2000, as amended).

4.4*	Specimen Certificate of Preferred Stock.

4.5*	Certificate of Designation of Preferred Stock.

4.6	Indenture, dated as of March 12, 2021, by and between Illumina, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.6 to Illumina’s Registration Statement on Form S-3 (File No. 333-254195), filed with the SEC on March 12, 2021).

4.7*	Form of Debt Security.

4.8*	Form of Warrant Agreement, including form of Warrant Certificate.

4.9*	Form of Stock Purchase Contract Agreement, including form of Security Certificate.

4.10*	Form of Stock Purchase Unit Agreement, including form of Unit Certificate.

4.11*	Form of Subscription Rights Agreement, including form of Rights Certificate.

5.1**	Opinion of Cravath, Swaine & Moore LLP as to the legality of the securities being registered.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).

24.1**	Powers of Attorney (included in the signature pages to this registration statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association.

107.1**	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of securities registered hereby, as appropriate.
**	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Illumina, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on September 4, 2024.

ILLUMINA, INC.

By:	/s/ Jacob Thaysen
Jacob Thaysen
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jacob Thaysen and Ankur Dhingra, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on September 4, 2024.

Signature	Title

/s/ Jacob Thaysen, Ph.D. Jacob Thaysen, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ankur Dhingra Ankur Dhingra	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Scott Ericksen Scott Ericksen	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Stephen P. MacMillan Stephen P. MacMillan	Chair of the Board

/s/ Frances Arnold, Ph.D. Frances Arnold, Ph.D.	Director

/s/ Caroline D. Dorsa Caroline D. Dorsa	Director

Signature	Title

/s/ Gary S. Guthart, Ph.D. Gary S. Guthart, Ph.D.	Director

/s/ Anna Richo Anna Richo	Director

/s/ Philip W. Schiller Philip W. Schiller	Director

/s/ Susan E. Siegel Susan E. Siegel	Director

/s/ Scott B. Ullem Scott B. Ullem	Director